ROXIO, INC.

                                 2002 STOCK PLAN



    1.  PURPOSES OF THE PLAN.  The purposes of this 2002 Stock Plan are:


        o to attract and retain the best available personnel for positions of substantial responsibility,

        o to provide additional incentive to Employees and Consultants, and

        o    to promote the success of the Company's business.

    Options and Stock Purchase Rights may be granted under the Plan.

    2.  DEFINITIONS. As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan (including, without limitation, Canadian securities laws).

        (c)  "BOARD" means the Board of Directors of the Company.

        (d) "CAUSE" shall have the meaning as set forth in Section 13(e)(ii) of the Plan.

        (e) "CHANGE OF CONTROL" shall have the meaning as set forth in Section 13(e)(i) of the Plan.

        (f)  "CODE" means the Internal Revenue Code of 1986, as amended.

        (g) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

        (h)  "COMMON STOCK" means the common stock of the Company.

        (i)  "COMPANY" means Roxio, Inc., a Delaware corporation.

        (j) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.



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        (k)  "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means the absence of any interruption or termination of the employment or consulting relationship by the Company or any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave;
(ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parent or Subsidiaries or its successor.

        (l)  "DIRECTOR" means a member of the Board.

        (m)  "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

        (n) "EMPLOYEE" means any person employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (p) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the
 Administrator.

        (q) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.


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        (r)  "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (s)  "OPTION" means a stock option granted pursuant to the Plan.

        (t) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (u) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

        (v) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

        (w) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

        (x) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (y)  "PLAN" means this Roxio, Inc. 2002 Stock Plan.

        (z) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

        (aa) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of this Plan and the Notice of Grant.

        (bb) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (cc) "SECTION 16(B)" means Section 16(b) of the Exchange Act.

        (dd) "SERVICE PROVIDER" means an Employee, Director or Consultant.

        (ee) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

        (ff) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

        (gg) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.


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    3.  STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under this Plan is 750,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under this Plan (unless this Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not be returned to this Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a)   PROCEDURE.

             (i) MULTIPLE ADMINISTRATIVE BODIES. Different Committees with respect to different groups of Service Providers may administer the Plan.

             (ii) RULE 16B-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

             (iii) OTHER ADMINISTRATION. Other than as provided above, this Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

             (i)    to determine the Fair Market Value;

             (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder consistent with Section 5;

             (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

             (iv)   to approve forms of agreements for use under the Plan;

             (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation


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regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

             (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

             (vii)  to institute an Option Exchange Program;

             (viii) to construe and interpret the terms of this Plan and awards granted pursuant to the Plan;

             (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

             (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to accelerate the vesting and/or exercisability of an award and/or extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

             (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

             (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

             (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.


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    5.  ELIGIBILITY.  Options and Stock Purchase Rights may be granted under this Plan to one or more Service Providers; provided, however, that any person who is then an Officer or Director shall not be eligible to receive an award grant under the Plan.

    6.  LIMITATIONS.

        (a) Each Option granted under this Plan shall be a nonstatutory stock option and shall not be an incentive stock option within the meaning of
Section 422 of the Code.

        (b) Neither this Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

    7. TERM OF PLAN. Subject to Section 19 of the Plan, this Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

    8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement and in no event shall the term of any Option be more than ten (10) years from the date of grant.

    9.  OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.

        (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

        (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

             (i)    cash;

             (ii)   check;

             (iii)  promissory note;

             (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

             (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;


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             (vi)   a reduction in the amount of any Company liability to the
Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

             (vii)  any combination of the foregoing methods of payment; or

             (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10. EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

             An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

             Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety (90) days following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan, unless otherwise provided for in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.


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        (c)  DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (d ) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee's date of death. If an Optionee dies while a Service Provider, then any of Optionee's Options that are not yet exercisable and vested on the date of death of the Optionee shall immediately become one hundred percent (100%) vested and exercisable. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11. STOCK PURCHASE RIGHTS.

        (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under this Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        (b ) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the lesser of the original price paid by the purchaser or the Fair Market Value of the Shares at the time of the purchaser's service with the Company and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.


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        (c)  OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator in its sole discretion.

        (d) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS.


        (a)  Unless otherwise expressly provided in (or pursuant to) this
Section 12 or by the applicable award agreement, and subject to compliance with all Applicable Laws, (i) Options, Stock Purchase Rights, and shares of Restricted Stock are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Options and Stock Purchase Rights shall be exercised only by the Optionee; and (iii) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the Optionee.

        (b) The Administrator may, in its sole discretion, permit Options to be transferred to and exercised by certain persons or entities related to the Optionee pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer (i) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (ii) will not compromise the Company's ability to register Shares issuable under this Plan on SEC Form S-8 under the Securities Act.

        (c) The exercise and transfer restrictions in Section 12(a) shall not apply to:

             (i)    transfers to the Company,

             (ii) the designation of a beneficiary to receive benefits in the event of the Optionee's death or, if the Optionee has died, transfers to or exercises by the Optionee's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

             (iii) transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

             (iv) if the Optionee has suffered a disability, permitted transfers or exercises on behalf of the Optionee by his or her legal representative, or


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             (v)    the authorization by the Administrator of "cashless
exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with all Applicable Laws and with the express authorization of the Administrator.

    13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split ("stock split"); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution ("spin-off") in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the assets of the Company as an entirety ("asset sale"); then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

    o proporstionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (iii) the grant, purchase, or exercise price of any or all outstanding awards, or (iv) the securities, cash or other property deliverable upon exercise of any outstanding awards, or

    o make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or strike price of the award.

        In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the Optionee to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.


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        (b)  POSSIBLE FULL ACCELERATED VESTING ON CHANGE OF CONTROL. In the
event of a dissolution of the Company or an event described in Section 13(a) that the Company does not survive as a public company in respect of its common stock, any Option or other right to acquire Common Stock under this Plan shall automatically thereupon become fully vested and, to the extent not previously exercised, shall terminate; provided, however, that such accelerated vesting and/or termination provisions, as applicable, shall not apply if the Administrator has provided through a plan of reorganization or otherwise for the survival, substitution, assumption, exchange or other continuation of such Option or right and, provided further, that Options and other rights shall terminate only if the Administrator gives the affected Optionees reasonable advance notice of such impending termination (in no event shall more than five
(5) days notice be required) and a reasonable opportunity in the circumstances to exercise the awards upon or in connection with the event (to the extent that they will not be substituted for, exchanged or otherwise continued following the event).

        (c) AUTOMATIC ACCELERATION ON CHANGE OF CONTROL. In the event of a Change of Control, then any Options outstanding upon the date of such Change of Control that are not yet exercisable and vested on such date shall have their vesting accelerated as to an additional twenty-five percent (25%) of the unvested Shares subject to such Options as of the date of such Change of Control, and such Stock Options shall continue to otherwise vest, (subject to (i) Optionee remaining in Continuous Status as an Employee or Consultant, and
(ii) accelerated vesting and termination as provided for in Section 13(b)) at the same rate and as to the same number of Shares per vesting period as immediately prior to the Change of Control. For example, if an Optionee holds an Option that is fifty percent (50%) vested immediately prior to the date of a Change of Control, which Option ordinarily vests so as to be one hundred percent (100%) vested four years after the date of grant (subject to Optionee maintaining his or her Continuous Status as an Employee or Consultant), the Option would, upon the date of the Change of Control, become vested as to an additional twelve and one-half percent (12.5%) of the total number of Shares covered by the Option (that is, twenty-five percent (25%) of the fifty percent (50%) that remained unvested as of the date of the Change of Control). The Option would resume vesting (subject to (i) Optionee maintaining his or her Continuous Status as an Employee or Consultant, and (ii) accelerated vesting and termination as provided for in Section 13(b)) so as to be one hundred percent (100%) vested three and one-half (3 1/2) years following the date of grant. For purposes of this Section 13(d), any acceleration applies only to options that have not expired.

        (d) TERMINATION FOLLOWING CHANGE OF CONTROL. In the event an Optionee is involuntarily terminated without Cause within twelve (12) months following a Change of Control of the Company (as such terms are defined in Section 13(e) below), then any unexpired Options outstanding upon the date of such termination that are not yet exercisable and vested on such date shall become one hundred percent (100%) exercisable and vested. Notwithstanding the foregoing (unless the Optionee is a party to a duly authorized written agreement with the Company providing otherwise), this Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Optionee, or to change the Company's policies regarding termination of employment or other provision of services. The employment of Optionees who are Employees is and shall continue to be at-will, as defined under applicable law, and may be terminated at any time, with or without cause.


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        (e)  DEFINITIONS.

             (i) CHANGE OF CONTROL. For purposes of this Section, a "Change of Control" means the occurrence of any of the following:

                    (A) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act (other than Adaptec, Inc., the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

                    (B) A change in the composition of the Board (excluding a change caused by Adaptec, Inc.) occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (I) are directors of the Company as of the date hereof, or (II) are appointed elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such appointment election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                    (C) Approval by the stockholders (or, if no stockholder approval is required, by the Board) of the Company of the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change of Control under clause (D) below;

                    (D) Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company's business and/or assets as an entirety to, one or more entities that are not Subsidiaries (a "Business Combination"), unless (i) as a result of the Business Combination at least 50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a parent thereof (the "Successor Entity") immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before the Business Combination; and (ii) no person (as defined in clause (A) above, but excluding the Successor Entity, Adaptec, Inc., or a employee benefit plan of the Company or a Successor Entity, including any trustee of such plan acting as trustee) beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding shares of the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least fifty percent (50%) of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination.

             (ii)   CAUSE. For purposes of this Section 13, "Cause" shall mean
(A) any act of personal dishonesty taken by the Optionee in connection with his responsibilities as a service provider to the Company and intended to result in substantial personal enrichment of the Optionee, (B) the Optionee's conviction of (or pleading guilty, no contest, or a similar plea to) a felony, or (C) a willful act by the Optionee which constitutes gross misconduct and which is injurious to the Company, or (D) continued substantial violations by the Optionee of the Optionee's duties to the Company which are demonstrably willful and deliberate on the Optionee's part after there has been delivered to the Optionee a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that the Optionee has committed continued substantial violations of his or her duties.

        (f) GOLDEN PARACHUTE EXCISE TAX VESTING ACCELERATION LIMITATION. Notwithstanding any other provision of this Plan, in the event that the vesting acceleration provided for in this Plan or amounts or benefits otherwise payable to an Optionee (i) constitute "parachute payments" within the meaning of
Section 280G of the Code, and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Optionee's accelerated vesting hereunder shall be either

             (i)    made in full, or

             (ii) made as to such lesser extent as would result in no portion of such acceleration, amounts or benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Optionee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Optionee otherwise agree in writing, any determination required under this Section shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the Change of Control (the "Accountants"). In the event of a reduction in benefits hereunder, the Optionee shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Optionee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

    14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    15. AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

        (b) STOCKHOLDER APPROVAL. The Company shall be required to obtain stockholder approval of any Plan amendment only to the extent necessary to comply with Applicable Laws.

        (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of this Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of this Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under this Plan prior to the date of such termination.

    16. CONDITIONS UPON ISSUANCE OF SHARES.

        (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    19. EFFECT OF CHANGE OF SUBSIDIARY STATUS. For purposes of this Plan and any award hereunder, if an entity ceases to be a Subsidiary, a termination of employment and service shall be deemed to have occurred with respect to each Optionee in respect of such Subsidiary who does not continue as a Service Provider in respect of another entity within the Company.

    20. TAX MATTERS. Upon any exercise, vesting, or payment of any award granted under this Plan, the Company shall have the right at its option to (a) require the Optionee (or other permitted holder of the award) to pay or provide for payment of at least the minimum amount of any taxes which the Company or a Subsidiary may be required to withhold with respect to such award event or payment or (b) deduct from any amount payable in cash the minimum amount of any taxes which the Company or a Subsidiary may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Administrator may in its sole discretion (subject to compliance with all Applicable Laws) grant (either at the time of the award or thereafter) to the Optionee the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of Shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the value of Shares withheld or repurchased exceed the minimum value required for tax withholding under applicable law.

    21. NO CORPORATE ACTION RESTRICTION. The existence of this Plan, and awards and award agreements under this Plan shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business,
(b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or any Committee, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

    22. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAM. Payments and other benefits received by an Optionee under an award granted pursuant to this Plan shall not be deemed a part of the Optionee's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or any Subsidiary.

    23. CHOICE OF LAW. This Plan, awards under this Plan, all documents evidencing awards under this Plan and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

    24. CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

    25. NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or any Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.